EXHIBIT 5.1

Jachthavenweg 121
1081 KM Amsterdam
Yandex N.V.	P.O. Box 75265
Laan Copes van Cattenburch 52	1070 AG Amsterdam
2585 GB The Hague	The Netherlands
The Netherlands

T +31 20 6789 123
F +31 20 6789 589

Date	18 May 2011

Your ref.	-
Our ref.	40.00.1124
Subject	Yandex N.V. - SEC Exhibit 5 Legal Opinion

Dear Sirs,

We, Van Doorne N.V., have acted as special legal advisers to Yandex N.V. (the “Company”) in connection with the offering of an aggregate of 57,391,493 Class A Shares (the “Offering”) consisting of (i) 16,940,000 Class A Shares with a nominal value of EUR 0.01 each in the capital of the Company to be offered by the Company (the “Primary Shares”) and (ii) 40,451,493 Class A Ordinary Shares with a nominal value of EUR 0.01 each in the capital of the Company to be offered by the Selling Shareholders (as defined in the Underwriting Agreement defined below) (the “Secondary Shares” and together with the Primary Shares, the “Offer Shares”), including 5,217,405 Class A Ordinary Shares with a nominal value of EUR 0.01 each in the capital of the Company to cover over-allotments, in each case pursuant to an Underwriting Agreement to be entered into among Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as Underwriters, the Company and the Selling Shareholders (the “Underwriting Agreement”). In this legal opinion “Existing Shares” means the total issued share capital of the Company as per the date of this legal opinion consisting of 30,058,714 Class A Ordinary Shares, 273,764,304 Class B Ordinary Shares, 2,299,141 Class C Ordinary Shares and 1 Priority Share.  The Secondary Shares include 2,235,133 Class A Ordinary Shares to be issued pursuant to the Option Shares Deed of Issue (the “Option Shares”).

This legal opinion is furnished to you in order to be filed as an Exhibit to the Form F-1 Registration Statement relating to the Offering filed by you with the U.S. Securities and Exchange Commission (the “Registration Statement”). Unless otherwise defined in this legal opinion (including the Schedule) or unless the context otherwise requires, words and expressions defined in the Registration Statement will have the same meanings when used in this legal opinion.

For the purpose of this legal opinion we have examined and relied on the documents listed in the Schedule (the “Documents”) and such other documents as we in our absolute discretion have deemed relevant.

In connection with our examination and in giving the opinions expressed below we have assumed:

a)                  the genuineness of the signatures on the Documents, the authenticity and completeness of the Documents submitted to us as originals, the conformity to the original documents of any Documents submitted to us as drafts, (electronic or hard) copies or translations and the authenticity and completeness of the original documents;

b)                 that the Draft Deeds of Issue and the Draft Pricing Committee Resolutions will be executed in the form reviewed by us for the purpose of this legal opinion;

c)                  that (1) the Shareholders Register accurately reflects the ownership of, and security interests, attachments and other encumbrances over, the issued share capital of the Company and (2) the Extract, and the factual confirmations contained in the Corporate Resolutions and the Management Certificate, accurately and completely reflect the matters purported to be evidenced thereby; and

d)                 that any foreign law which may apply with respect to any of the Documents or the transactions contemplated thereby does not affect this legal opinion;

This legal opinion is given only with respect to Dutch law in force as at the date hereof and as applied and generally interpreted on the basis of case-law published on the date hereof. We do not assume any obligation to advise you (or any other person entitled to rely on this legal opinion) of subsequent changes in Dutch law or in the interpretation thereof.

Based on and subject to the foregoing and subject to the qualifications set out below and matters of fact, documents or events not disclosed to us, we express the following opinions:

1                      The Company is duly incorporated and is validly existing under Dutch law as a limited liability company (naamloze vennootschap).

2                      The Existing Shares have been validly issued and fully-paid and are non-assessable and upon the valid execution of the Deeds of Issue and upon payment in full of the Primary Shares and the Option Shares in accordance with the provisions of the Underwriting Agreement, the Primary Shares and the Option Shares will have been validly issued and fully-paid and will be non-assessable.

3                      Subject to the limitations set forth in the Registration Statement, the statements of law or legal conclusions included in the Registration Statement under the heading “Taxation - Taxation in the Netherlands” constitute the opinion of Van Doorne N.V. as to the material Dutch tax consequences to holders of the acquisition, ownership and transfer of Class A shares.

The opinions expressed above are subject to the following qualifications:

(A)           The term “non-assessable” as used in this legal opinion means that the holder of a share will not by reason of merely being such holder, be subject to assessment of calls by the Company or its creditors for further payment on such share.

(B)              Registration in and deregistration from a shareholders register is not a constitutive requirement under the laws of the Netherlands for (i) authorisation, creation, issue, transfer, cancellation or redemption of shares in the capital of a company or (ii) the creation of any lien, claim or other encumbrance, including without limitation a right of pledge or a right of usufruct with respect to shares; consequently, there is no way of verifying conclusively whether the information contained in the Shareholders Register is accurate.

This legal opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters in connection with the Documents or otherwise. This legal opinion is given subject to, and may only be relied upon on, the express condition that (i) Van Doorne N.V. is the exclusive party issuing this legal opinion, (ii) in respect of Dutch legal concepts, which are expressed in this legal opinion in English terms, the original Dutch terms shall prevail and (iii) this legal opinion shall be governed by, and construed in accordance with, Dutch law.

This legal opinion is strictly limited to the matters stated herein and may not be read by implication as extending to matters not specifically referred to and may only be relied upon in connection with transactions contemplated by the Registration Statement. We hereby consent to the filing of this legal opinion as Exhibit 5 to the Registration Statement, the reference to Van Doorne N.V. in the Registration Statement under the caption “Legal Matters” and the summary of our opinion under the caption “Enforceability of Civil Liabilities”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours faithfully,

Van Doorne N.V.

R.J. Botter W.E. van Asbeck

SCHEDULE

1                                         a copy of the Deed of Incorporation of the Company, dated 10 June 2004 (the “Deed of Incorporation”);

2                                         a copy of the written resolutions of the sole shareholder of the Company, dated 5 December 2006 (the “2006 Shareholders Resolutions”);

3                                         a copy of a Deed of Issue, dated 18 January 2007 and made between the Company and OAK Tree Management B.V. pursuant to which 8,992,169 ordinary shares in the capital of the Company were issued to OAK Tree Management B.V.;

4                                         a copy of the Articles of Association of the Company as amended on 19 January 2007;

5                                         a copy of a Deed of Sale of Transfer, dated 19 January 2007 and made between OAK Tree Management B.V. as Seller and the Buyers referred to therein pursuant to which the Seller sold and transferred 10,792,169 ordinary shares in the capital of the Company to the Buyers;

6                                         a copy of the written resolutions of the Board of Supervisory Directors the Company, dated September/October 2007 (the “2007 Supervisory Board Resolutions”);

7                                         a copy of the written resolutions of the General Meeting of Shareholders of the Company, dated September/October 2007 (the “2007 Shareholders Resolutions”);

8                                         a copy of a Deed of Issue, dated 13 December 2007 and made between the Company and the Participant referred to therein pursuant to which 1,000 ordinary shares in the capital of the Company were issued to the Participant;

9                                         a copy of a Deed of Issue, dated 21 December 2007 and made between the Company and the Participant referred to therein pursuant to which 8,094 ordinary shares in the capital of the Company were issued to the Participant;

10                                   a copy of a Deed of Issue, dated 3 June 2008 and made between the Company and the Participant referred to therein pursuant to which 250 ordinary shares in the capital of the Company were issued to the Participant;

11                                   a copy of a Deed of Issue, dated 13 June 2008 and made between the Company and the Participant referred to therein pursuant to which 1,250 ordinary shares in the capital of the Company were issued to the Participant;

12                                   a copy of a Deed of Issue, dated 30 July 2008 and made between the Company and the Participant referred to therein pursuant to which 1,632 ordinary shares in the capital of the Company were issued to the Participant;

13                                   copies of the Minutes of the Meetings of the Board of Supervisory Directors of the Company, held on 5 July 2008 and 25 August 2008 (the “2008 Supervisory Board Resolutions”);

14                                   a copy of the Minutes of the General Meeting of Shareholders of the Company, held on 11 September 2008 (the “2008 Shareholders Resolutions”);

15                                   a copy of the Articles of Association of the Company as amended on 13 October 2008;

16                                   a copy of a Deed of Issue, dated 13 October 2008 and made between the Company and the Participants referred to therein pursuant to which 3,014,426,205 ordinary shares in the capital of the Company were issued to the Participants;

17                                   a copy of the Articles of Association of the Company as amended on 14 October 2008;

18                                   a copy of the written resolutions of the Board of Directors of the Company, dated 22 December 2008 (the “2008 Board Resolutions”);

19                                   a copy of a Deed of Issue, dated 30 December 2008 and made between the Company and BC&B (as defined therein) pursuant to which 42,000 Class A Ordinary Shares in the capital of the Company were issued to BC&B;

20                                   a copy of a Deed of Issue, dated 30 December 2008 and made between the Company and BC&B (as defined therein) pursuant to which 28,448 Class A Ordinary Shares in the capital of the Company were issued to BC&B;

21                                   a copy of a Deed of Issue, dated 30 December 2008 and made between the Company and BC&B (as defined therein) pursuant to which 28,000 Class A Ordinary Shares in the capital of the Company were issued to BC&B;

22                                   a copy of a Deed of Issue, dated 30 December 2008 and made between the Company and BC&B (as defined therein) pursuant to which 17,500 Class A Ordinary Shares in the capital of the Company were issued to BC&B;

23                                   a copy of a Deed of Issue, dated 11 February 2009 and made between the Company and the Participant referred to therein pursuant to which 5,600 Class B Ordinary Shares in the capital of the Company were issued to the Participant;

24                                   a copy of a Deed of Issue, dated 11 February 2009 and made between the Company and the Participant referred to therein pursuant to which 34,720 Class B Ordinary Shares in the capital of the Company were issued to the Participant;

25                                   a copy of a Deed of Issue, dated 11 February 2009 and made between the Company and the Participant referred to therein pursuant to which 35,840 Class B Ordinary Shares in the capital of the Company were issued to the Participant;

26                                   a copy of the Minutes of the General Meeting of Shareholders of the Company, held on 6 August 2009 (the “2009 Shareholders Resolutions”);

27                                   a copy of the written resolutions of the Board of Directors of the Company, dated 18 August 2009 (the “2009 Board Resolutions”);

28                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 616,000 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

29                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 168,000 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

30                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 38,500 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

31                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 56,000 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

32                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 173,000 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

33                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 6,000 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

34                                   a copy of a Deed of Issue, dated 21 August 2009 and made between the Company and the Shareholders referred to therein pursuant to which 17,500 Class A Ordinary Shares in the capital of the Company were issued to the Shareholders;

35                                   a copy of the Articles of Association of the Company as amended on 26 August 2009 (the “Articles of Association”);

36                                   a copy of a Deed of Issue, dated 21 September 2009 and made between the Company and the Participant referred to therein pursuant to which 1 Priority Share in the capital of the Company was issued to the Participant;

37                                   a copy of a Deed of Issue, dated 23 September 2009 and made between the Company and the Participant referred to therein pursuant to which 35,840 Class B Ordinary Shares in the capital of the Company were issued to the Participant;

38                                   a copy of a Deed of Issue, dated 18 May 2010 and made between the Company and the Participant referred to therein pursuant to which 7,500 Class A Ordinary Shares in the capital of the Company were issued to the Participant;

39                                   a copy of the Minutes of the General Meeting of Shareholders of the Company, held on 2 August 2010 (the “2010 Shareholders Resolutions”);

40                                   a copy of the Minutes of the Meeting of the Board of Directors of the Company, held on 21 March 2011 (the “2011 Board Resolutions”);

41                                   a copy of the Minutes of the General Meeting of Shareholders of the Company, held on 4 May 2011 (the “2011 Shareholders Resolutions”);

42                                   a copy of draft written resolutions of the Pricing Committee of the Board of Directors of the Company (the “Draft Pricing Committee Resolutions” and together with the 2006 Shareholders Resolutions, the 2007 Supervisory Board Resolutions, the 2007 Shareholders Resolutions, the 2008 Supervisory Board Resolutions, the 2008 Shareholders Resolutions, the 2008 Board Resolutions, the 2009 Shareholders Resolutions, the 2009 Board Resolutions, the 2010 Shareholders Resolutions, the 2011 Board Resolutions and the 2011 Shareholders Resolutions, the “Corporate Resolutions”);

43                                   a copy of the Management Certificate of the Company, dated 9 May 2011 and attached hereto as Annex 1 (the “Management Certificate”);

44                                   a copy of a draft Deed of Issue, to be made between the Company and the Subscribers pursuant to which the Primary Shares will be issued (the “New Shares Deed of Issue”);

45                                   a copy of a draft Deed of Issue, to be made between the Company and the Option Holders pursuant to which the Option Shares will be issued (the “Option Shares Deed of Issue” and together with the New Shares Deed of Issue, the “Draft Deeds of Issue”);

46                                   a copy of the Shareholders Register of the Company (the “Shareholders Register”);

47                                   an extract in respect of the Dutch Company from the Commercial Register (Handelsregister), dated 18 May 2011 (the “Extract”);

48                                   a copy of a draft Underwriting Agreement; and

49                                   a copy of the Registration Statement.

* * *

Annex 1

Management Certificate

THE UNDERSIGNED:

(i)                                     Arkady Yuryevich Volozh (Executive Director); and

(ii)                                  Ilya Valentinovich Segalovich (Executive Director),

acting in their capacity as members of the board of Yandex N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in The Hague, the Netherlands and its place of business at Laan Copes van Cattenburch 52, 2585 GB The Hague, the Netherlands, registered with the Commercial Register under number 27265167 (the “Company”),

WHEREAS:

(A)                             this is the Management Certificate referred to in the opinion from Van Doorne N.V. re “Yandex N.V. - SEC Exhibit 5 Legal Opinion” (the “Opinion”);

(B)                               capitalised terms used and not otherwise defined in this Management Certificate shall have the meaning ascribed to them in the Opinion, unless otherwise stated herein or the context otherwise requires;

HEREBY CERTIFY:

(1)                                 that no defects (gebreken) attach to the formation (totstandkoming) of the Company and that the Deed of Incorporation has been signed by a Dutch civil-law notary (notaris) on the basis of a valid certificate of no-objection (verklaring van geen bezwaar);

(2)                                 that the Corporate Resolutions (except for the Draft Pricing Committee Resolutions) have been validly adopted and have not been revoked; and

(3)                                 that (a) no resolution for the dissolution (ontbinding) of the Company has been taken, no application has been made for the bankruptcy (faillissement) or the (provisional) suspension of payments (surséance van betaling) of the Company, (b) the Company has not been dissolved or has not been declared bankrupt or granted a (provisional) suspension of payments in the Netherlands, (c) no foreign insolvency proceedings have commenced in respect of the Company and (d) no order for the administration of assets of the Company has been made.

This Management Certificate is provided to Van Doorne N.V., with the understanding that they will rely thereon in, and will assume the correctness of the above statements as of the date of, the Opinion.

By:	/s/ Arkady Volozh	By:	/s/ Ilya Segalovich
Title:	Executive Director	Title:	Executive Director
Date:	9 May 2011	Date:	9 May 2011